                                5,175,000 Shares
                  (subject to increase up to 5,951,250 shares
                      in the event of an oversubscription)


                     Northeast Pennsylvania Financial Corp.
                            (a Delaware corporation)


                                  Common Stock
                           (par value $.01 per share)


                                AGENCY AGREEMENT


                            ______________ __, 1998



Sandler O'Neill & Partners, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048


Ladies and Gentlemen:

         Northeast Pennsylvania Financial Corp., a Delaware corporation (the "Company"), and First Federal Savings and Loan Association of Hazleton, (the "Bank" or "First Federal"), currently a federally chartered mutual savings and loan association which will be converted to a federally chartered capital stock savings bank, under the name First Federal Bank hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 5,175,000 shares (subject to increase up to 5,951,250 shares in the event of an oversubscription) of the Company's common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offerings are hereinafter called the "Securities." In addition, as described herein, the Company expects to contribute shares of Common Stock in an amount equal to 8% of the shares of Common Stock sold in the Offerings (as hereinafter defined) to the First Federal Charitable Foundation (the "Foundation"), such shares hereinafter being referred to as the "Foundation Shares."

         The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the plan of conversion (the "Plan") adopted by the Board of Directors of the Bank pursuant to which the Bank intends to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank and issue all of its stock to the Company. Pursuant to the Plan, the Company is offering to certain of the Bank's depositors and borrowers and its tax-qualified employee benefit plans (the "Employee Plans") rights to subscribe for the Securities in a subscription offering (the "Subscription Offering").
To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public in a community offering (the "Community Offering"). It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offerings will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering hereinafter are referred to collectively as the "Offerings," and the conversion of the Bank from mutual to stock form, the acquisition of all of the capital stock of the Bank by the Company and the Offerings hereinafter are referred to collectively as the "Conversion." It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable. In the event that a holding company form of organization is not utilized, all pertinent terms of this Agreement will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, the Company has established the Foundation. Immediately following the consummation of the Conversion, subject to the approval of the establishment of the Foundation by the members of Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute to the Foundation newly issued shares of Common Stock in an amount equal to 8% of the Securities sold in the Conversion. At the minimum, mid-point and maximum of the Estimated Price Range (as that term is defined in the Prospectus), the contribution to the Foundation would equal 306,000, 360,000 and 414,000 shares.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-43281), including a related prospectus, for the registration of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as hereafter may be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), hereinafter are referred to as the "Registration

Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription Offering, the Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), then the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription Offering and the Community Offering. Such Prospectus contains information with respect to the Bank, the Company and the Common Stock.


SECTION 1.         REPRESENTATIONS AND WARRANTIES.

         (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                 (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in
Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in
Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the sections captioned "Market for Common Stock" and "The Conversion - Marketing and Underwriting Arrangements" and "Syndicated Community Offering" of the Prospectus).

                 (ii) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the "OTS") the Company's application on Form H-(e)1-S for approval of its acquisition of the Bank (the "Holding Company Application") under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA") and the regulations promulgated thereunder. The Company has received written notice dated __________ __, 1998 from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

                 (iii) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual savings and loan institutions to stock form (the "Conversion Regulations"), the Bank has filed with the OTS an application for conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Bank's Proxy Statement, dated _____________ __, 1998, relating to the Conversion (the "Proxy Statement"), and the Prospectus. The OTS has, by order dated ____________ __, 1998 (the "Order"), approved the Conversion Application (which Application includes the Plan) including the waiver of certain provisions of the Conversion Regulations specified in such Order with respect to the establishment of and contribution to the Foundation, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval, the Conversion Application complied in all material respects with the applicable provisions of the Conversion Regulations except for those provisions specifically waived by the OTS in the Order.

                 (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

                 (v) Neither the SEC nor the OTS has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings.

                 (vi) At the Closing Time referred to in Section 2, the Company and the Bank will have completed the conditions precedent to the Conversion and the establishment of the Foundation in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

                 (vii) Keller & Company, Inc. ("Keller"), which prepared the valuation of the Bank as part of the Conversion, has advised the Company and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the OTS with respect thereto. Keller, which prepared the opinion filed as Exhibit __ of the Conversion Application as required by the Conversion Regulations, satisfies all requirements for an "independent executive compensation expert" within the meaning of the Conversion Regulations.

                 (viii) The accountants who certified the consolidated financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants ("the AICPA"), and such accountants are, with respect to the Company, the Bank and the Subsidiary of the Bank (as hereinafter defined), independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

                 (ix) The only subsidiary of the Bank is FIDACO, Inc. (the "Subsidiary").

                 (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company, the Bank and the Subsidiary as of and at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

                 (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Bank and the Subsidiary considered as one enterprise.

                 (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Pennsylvania and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise.

                 (xiii) Upon consummation of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); except for shares issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities and the Foundation Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform and will conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulation and the issuance of the Securities and the Foundation Shares is not and will not be subject to preemptive or other similar rights.

                 (xiv) The Bank, as of the date hereof, is a federally chartered savings and loan association in mutual form and upon consummation of the Conversion will be a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank and the Subsidiary have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank and the Subsidiary are in all material respects in compliance therewith; neither the Company, the Bank nor the Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary, considered as one enterprise; and the Bank is in good standing under the laws of the United States and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise.

                 (xv) The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable limits and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                 (xvi) Upon consummation of the Conversion, the authorized capital stock of the Bank will be ________ shares of common stock, par value $___ per share (the "Bank Common Stock") and ________ shares of preferred stock, par value $____ per share (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be 1,000 shares of Bank Common Stock and no shares of the Bank Preferred Stock, and no shares of Bank Common Stock or Bank Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

                 (xvii) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the

Prospectus other than those set forth in the OTS approval of the Conversion Application; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable and the issuance of the Foundation Shares is not subject to preemption or similar rights.

                 (xviii) Each direct and indirect subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise; the activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

                 (xix) The Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally or the rights of creditors of a federally insured depository institution and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                 (xx) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be specifically described, indicated or contemplated therein, neither the Company, the Bank nor the Subsidiary will have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions that is material in light of the business of the Company, the Bank and the Subsidiary, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-related securities in the ordinary course of business.

                 (xxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Foundation Shares that has not has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

                 (xxii) Neither the Company, the Bank nor the Subsidiary is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Conversion); and neither the Company, the Bank nor the Subsidiary is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiary is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiary considered as one enterprise; and there are no contracts or documents of the Company, the Bank or the Subsidiary which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

                 (xxiii)   The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiary is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Bank or the Subsidiary; nor will such action result in any violation of any applicable law, administrative regulation or administrative or court decree except for immaterial violations that would not impair the ability of the Company and the Bank to execute, deliver and perform under this Agreement or consummate the transactions contemplated herein.

                 (xxiv) No labor dispute with the employees of the Company, the Bank or the Subsidiary exists or, to the knowledge of the Company, the Bank or the Subsidiary, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise.

                 (xxv) Each of the Company, the Bank and the Subsidiary has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Bank and/or the Subsidiary and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank and the Subsidiary considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Bank and the Subsidiary under which the Company, the Bank or the Subsidiary hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Bank and the Subsidiary, enforceable in accordance with their terms.

                 (xxvi) None of the Company, the Bank and the Subsidiary is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their respective businesses; the Bank and the Subsidiary have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

                 (xxvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Bank or the Subsidiary, threatened, against or affecting the Company, the Bank or the Subsidiary that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Bank or the Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, the Bank or the Subsidiary that are required to be filed as exhibits to the Registration Statement or the Conversion Application that have not been so filed.

                 (xxviii)         The Bank has obtained an opinion of its
counsel, Muldoon, Murphy & Faucette, with respect to the legality of the Securities and the Foundation Shares to be issued and the federal, Pennsylvania and local income tax consequences of the Conversion (including franchise tax, sales or use tax, license fee in foreign corporations stock transfer tax, real property transfer gain tax and real estate transfer tax), copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank nor the Company has taken or will take any action inconsistent therewith.

                 (xxix) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                 (xxx) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations that, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiary considered as one enterprise.

                 (xxxi) To the knowledge of the Company and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to ___% of the Common Stock issued in the Conversion, none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                 (xxxii) The Company, the Bank and the Subsidiary are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

                 (xxxiii)         Neither the Company, the Bank, or the
Subsidiary, nor any properties owned or operated by the Company, the Bank or the Subsidiary is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Bank or the Subsidiary, threatened, relating to the liability of any property owned or operated by the Company, the Bank or the Subsidiary thereof, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                 (xxxiv) The Company, the Bank and the Subsidiary have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

                 (xxxv) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Common Stock quoted on the American Stock Exchange ("AMEX") effective as of the Closing Time referred to in Section 2 hereof.

                 (xxxvi) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has requested that such registration statement be effective concurrent with the effectiveness of the Registration Statement.

         (b) Any certificate signed by any officer of the Company or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to each Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill hereby accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan of Conversion or related corporate documents; (ii) reviewing with the Board of Directors the independent appraiser's appraisal of the Common Stock;
(iii) reviewing all
offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) providing support to the Company and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and
(vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

         The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities or (c) the completion of the Syndicated Community Offering.

                 The Company agrees to offer Sandler O'Neill the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Sandler O'Neill and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the "Purchase Agreement"). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the Bank and Sandler O'Neill relating to the firm commitment underwriting of any securities, and Sandler O'Neill may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Sandler O'Neill of such due diligence investigation or inquiries as it may deem appropriate, (ii) approval of the proposed underwriting by Sandler O'Neill's commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Sandler O'Neill, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.
or

         If any of the Securities remain available after the expiration of the Subscription Offering and the Community Offering, then, at the request of the Company, the Bank and the Subsidiary, the Agent will seek to form a syndicate of registered broker or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best-efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to the Agent and Selected Dealers shall not exceed 7% of the aggregate Actual Purchase Price (as defined in the Prospectus) of the Securities sold by such Selected Dealers. The Agent will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or to take or purchase any Securities.

         In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

         If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, is sold, then the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Muldoon, Murphy & Faucette, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

         The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

         In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

                 (a) One and one-quarter percent (1.25%) of the aggregate Actual Purchase Price (as defined in the Prospectus) of the Securities sold in the Subscription Offering to certain eligible account holders and borrowers and in the Direct Community Offering, excluding in each case shares purchased by
                 (i) any employee benefit plan of the Bank or Company established for the benefit of their respective directors, officers and employees, (ii) in any foundation or charitable organization established by the Bank in connection with the Conversion and (iii) any director, officer or employee of the Bank or the Company or members of their immediate families which term shall mean parents, grandparents, spouse, siblings, children and grandchildren; and

                 (b) with respect to any Securities sold by a National Association of Securities Dealers, Inc. ("NASD") member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and
                 (iii) a management fee to Sandler O'Neill of one and one-quarter percent (1.25%). Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and one quarter percent (1.25%) of the Purchase Price of such Securities.

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof.

         All fees payable to the Agent hereunder shall be payable in immediate available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which previously has been paid and the remaining $25,000 of which shall be payable upon execution hereof, which shall be credited against any fees or reimbursement of expenses payable hereunder.

SECTION 3.         COVENANTS OF THE COMPANY AND THE BANK.

         The Company and the Bank covenant with the Agent as follows:

         (a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offerings, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement, the Conversion Application or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company and the Bank will (i) give the Agent notice of their intention to file or prepare any amendment to the Conversion Application, the Holding Company Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations); (ii) furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be; and (iii) not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

         (c) The Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

         (d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Conversion Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (e) If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, then the Company and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and the Bank each will furnish such information with respect to itself as the Agent may from time to time reasonably request.

         (f) The Company and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and the Subsidiary for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

         (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

         (k) The Company and the Bank will conduct the Conversion (including the formation and operation of the Foundation) in all material respects in accordance with the Plan, the Conversion Regulations (to the extent not waived by the provisions of the Order) and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the OTS.

         (l) The Company and the Bank will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (m) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Securities Act Regulations, if such report or substantially similar report is required by the SEC.

         (n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years. The Company will file with the AMEX all documents and notices required by it of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by AMEX.

         (o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         (p) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Foundation Shares for a period of 180 days following the Closing Time.

         (q) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 hereof, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, by regulation, policy statement or interpretive release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of
Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

         (r) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Conversion Application including those conditions relating to the establishment and the operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 503(c) of the Internal Revenue Code of 1986, as amended ("Code"); the Company and the Bank will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

         (s) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

         (t) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

         (u) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by KPMG Peat Marwick, LLP, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

SECTION 4.  PAYMENT OF EXPENSES.

         The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's and the Bank's counsel, accountants, conversion agent, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey (including fees and expenses of blue sky counsel), and
(viii) the fees and expenses incurred in connection with the listing of the Common Stock on AMEX. In the event the Agent incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank.

         The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, legal fees, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5.         CONDITIONS OF AGENT'S OBLIGATIONS.

         The Company, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

         (b)     At Closing Time, the Agent shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette, special counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                          (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Pennsylvania and in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary taken as a whole.

                          (iv) Upon consummation of the Conversion and the issuance of Foundation Shares to the Foundation immediately upon completion thereof, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" and, except for shares issued upon incorporation of the Company, which shares shall be canceled prior to or concurrently with the Closing Time, no shares of Common Stock have been or will have been issued and outstanding prior to the Closing Time.

                          (v) The Securities and the Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable.

                          (vi) The issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights arising by operation of law or, to the knowledge of such counsel, otherwise.

                          (vii) The Bank has been at all times since the date hereof and prior to the Closing Time duly organized and is validly existing and in good standing under the laws of the United States of America as a federally chartered savings bank of mutual form, and, at Closing Time, has become duly organized, validly existing and in good standing under the laws of the United States of America as a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of the Bank.

                          (viii) The Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                          (ix) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Bank and the Subsidiary, taken as a whole; the activities of the Subsidiary are permitted to a subsidiary of a savings association holding company and of a federally chartered savings association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Bank directly or through the Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, legal, equitable or otherwise.

                          (x) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Conversion, the Conversion Application or the Holding Company Application, copies of which were provided to the Agent prior to the Closing Time.

                          (xi) Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan set forth in the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, legal, equitable or otherwise.

                          (xii) The OTS has duly approved the Holding Company Application and the Conversion Application and no action is pending, or to the best of such counsel's knowledge, threatened with respect to the Holding Company Application or the Conversion Application (including therewith, the establishment of the Foundation and the contribution of shares of Common Stock thereto) or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply with the applicable requirements of the OTS except as compliance therewith is specifically waived by the provisions of the Order, includes all documents required to be filed as exhibits thereto and is to the best of such counsel's knowledge and information, truthful, accurate and complete; and the Company is duly authorized to become a savings association holding company and to establish the Foundation and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

                          (xiii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of shares of Common Stock, have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the certificate of incorporation, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Bank or the Subsidiary; and, to the best of such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise upon any property or assets of the Company, the Bank or the Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiary is subject.

                          (xiv) The Prospectus has been duly authorized by the OTS for final use pursuant to the Conversion Regulations and the Order and no action is pending or, to the best of such counsel's knowledge, is threatened, by the OTS to revoke such authorization.

                          (xv) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or to the best of such counsel's knowledge and information, proceedings therefor initiated or threatened by the Commission.

                          (xvi) No further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Foundation Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                          (xvii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and appraisal, financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations.

                          (xviii) The Common Stock conforms to the description
                                  thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                          (xix) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the Bank, the Subsidiary or the

                                  Foundation that are required individually or in the aggregate to be disclosed in the Registration Statement and Prospectus, other than those that are disclosed therein, and all pending legal or governmental proceedings to which the Company, the Bank, the Subsidiary or the Foundation is a party or to which any of their property is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                          (xx) The information in the Prospectus under "Dividend Policy," "Federal and State Taxation," "Regulation," "The Conversion - Establishment of the Charitable Foundation," "The Conversion - Tax Aspects," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Bank," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is complete and accurate in all material respects.

                          (xxi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those that are described or referred to therein or filed as exhibits thereto the descriptions thereof or references thereto are correct and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                          (xxii) The Plan and the establishment and funding of the Foundation have been duly authorized by the Board of Directors of the Company and the Board of Directors of the Bank and, to the best of such counsel's knowledge, the OTS's approval of the Plan remains in full force and effect; the Bank's charter has been amended, effective upon consummation of the Conversion and the filing of such amended charter with the OTS, to authorize the issuance of permanent capital stock; to such counsel's knowledge, the Company and the Bank have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the Conversion Regulations (except to the extent that the requirement to comply therewith was waived specifically by the terms of the Order), the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion and the establishment and funding of the Foundation imposed upon the Company, the Bank or the Subsidiary by the OTS and no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened by the OTS; and, to such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Conversion Application (which includes the Plan that provides for the establishment of the Foundation) and the Holding Company Application.

                          (xxiii) To the best of such counsel's knowledge, the
                                  Company, the Bank and the Subsidiary have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiary are in all material respects complying therewith.

                          (xxiv) Neither the Company, the Bank nor the Subsidiary is in violation of its certificate of incorporation, articles of incorporation or charter, as the case may be (and the Bank will not be in violation of its charter in stock form upon consummation of the Conversion); to such counsel's knowledge, the Company, the Bank and the Subsidiary are not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiary is a party or by which the Company, the Bank or the Subsidiary or any of their property may be bound.

                          (xxv) The Company is not required to be registered as an investment company under the Investment Company Act of 1940.

                 (2) The favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Agent, with respect to the matters set forth in Sections 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xiii), (xvii) and (xviii) and such other matters as the Agent may reasonably require.

                 (3)      In giving their opinions required by subsections
(b)(l) and (b)(2), respectively, of this Section 5, Muldoon, Murphy & Faucette and Elias, Matz, Tiernan & Herrick L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements, the notes thereto and other financial, statistical and appraisal data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, statistical or appraisal data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Muldoon, Murphy & Faucette and Elias, Matz, Tiernan & Herrick L.L.P. may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and as to certain matters of Delaware law upon the opinion of Morris, Nichols, Arsht & Tunnell, and as to certain matters of Pennsylvania law, upon the opinion of [___________________, GENERAL COUNSEL OF THE COMPANY AND THE BANK], which opinions shall be in form and substance satisfactory to counsel for the Agent, and Elias, Matz, Tiernan & Herrick L.L.P. also may rely upon the opinions of Muldoon, Murphy & Faucette and Morris, Nichols, Arsht & Tunnell [AND ___________________, GENERAL COUNSEL OF THE COMPANY AND THE BANK,] except as to paragraph (xvii) hereof. The opinions of Muldoon, Murphy & Faucette and Elias, Matz, Tiernan & Herrick L.L.P. shall be governed by the provisions of the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991) and the term "knowledge" as used herein shall have the meaning set forth in the Accord for the term "Actual Knowledge."

         (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of the Bank and the chief financial or chief accounting officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary cause of business,
(iii) neither the Company nor the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations or the OTS approval of the Holding Company Application.

         (d) At the time of the execution of this Agreement, the Agent shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the Bank and the Subsidiary within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and the Subsidiary included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial and Other Data of the Bank" in the Prospectus do not agree with the amounts set forth in the consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) as of the date of the most recent financial statements available prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the Bank or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and the Subsidiary, in each case as compared with the amounts shown in the December 31, 1996 balance sheet included in the Registration Statement or, (D) during the period from December 31, 1996 to the date of the most recent financial statements available prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiary, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and the Subsidiary identified in such letter.

         (e) At Closing Time, the Agent shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

         (f) At Closing Time, the Securities shall have been approved for listing on the AMEX upon notice of issuance.

         (g) At Closing Time, the Agent shall have received a letter from Keller & Company, Inc., dated as of the Closing Time, confirming its appraisal.

         (h) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

         (i) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which it, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal authorities.

SECTION 6.         INDEMNIFICATION.

         (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent and its affiliates and their respective partners, directors, officers and employees agents and controlling persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                 (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder;

                 (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

                 (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading which was made in reliance upon and in conformity with written information relating to the Agent furnished to the Company or the Bank by the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), which information the Company and the Bank acknowledge is included only in the sections captioned "Market for the Common Stock," "The Conversion - Marketing and Underwriting Arrangements" and "Syndicated Community Offering" of the Prospectus ("Agent's Information"). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank in the event that it is found in a final judgement by a court of competent jurisdiction to constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act.

         (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Registration Statement (or any amendment or supplement thereto) in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent's Information.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

         (e)     In addition to, and without limiting, the provisions of
Section 6(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act or any of its partners, directors, officers and employees is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the Agent or any of their respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7.         CONTRIBUTION.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Bank and the Subsidiary are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause
(i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each trustee of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8.         REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
DELIVERY.

         All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9.         TERMINATION OF AGREEMENT.

         (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company or the Bank, or the Company, the Bank or the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which it, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if in the Agent's good faith opinion, the price for the Securities established by the Company is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion is not consummated on or prior to June 30, 1998.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10.   NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 747 Middle Neck Road, Great Neck, New York 10024, attention of Mark B. Cohen, with a copy to Philip Ross Bevan, Esq., Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street N.W., Washington,

D.C. 20005; notices to the Company and the Bank shall be directed to either of them at First Federal Savings & Loan Association of Hazleton, 12 E. Broad Street, Hazleton, Pennsylvania 18201, attention of E. Lee Beard, President and Chief Executive Officer, with a copy to Thomas J. Haggerty, Esq., Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016.

SECTION 11.   PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12.   ENTIRE AGREEMENT; AMENDMENT.

         This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13.  GOVERNING LAW AND TIME.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14.  SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15.  HEADINGS.

         Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent, the Company and the Bank in accordance with its terms.

                              Very truly yours,

                              NORTHEAST PENNSYLVANIA
                                FINANCIAL CORP.



                              By:
                                 -------------------------------------
                                 E. Lee Beard
                                 President and Chief Executive Officer


                              FIRST FEDERAL SAVINGS & LOAN
                                ASSOCIATION OF HAZLETON



                              By:
                                 -------------------------------------
                                 E. Lee Beard
                                 President and Chief Executive Officer



CONFIRMED AND ACCEPTED,
  as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
       the sole general partner


By:
     ---------------------------------------
     Mark B. Cohen
     Principal